ExhibitT3A-58
                                                                   -------------

                               STATE OF CALIFORNIA

                               SECRETARY OF STATE

         I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 3 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

         IN WITNESS WHEREOF I execute this certificate and affix the Great Seal of the State of California this day of FEB 26, 2004

                                                     /s/ Kevin Shelley
                                                     Secretary of State

                          CERTIFICATE OF INCORPORATION
                                       OF
                     OGDEN SIGC GEOTHERMAL OPERATIONS, INC.

1.       The name of the corporation is:

         Ogden SIGC Geothermal Operations, Inc.

2.       Its initial registered agent is The Prentice-Hall Corporation System,
         Inc.

3. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand Five Hundred (1,500) all of such shares shall be without par value and shall be of only one class.

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation.

                                                    /s/ Sharon G. Province
                                                    Sharon G. Province
                                                    Incorporator

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my act and deed.

                                               /s/ Sharon G. Province
                                               Sharon G. Province
                                               Incorporator

November 19, 1992



Secretary of State
455 Golden Gate Avenue, Suite 2236
San Francisco, CA  94102

To Whom It May Concern:

On behalf of Ogden Geothermal Operations, Inc., I hereby grant permission for the use of Ogden SIGC Geothermal Operations, Inc.

OGDEN GEOTHERMAL OPERATIONS, INC.



/s/
Sharon G. Province
Secretary

SGP/ljm

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify that:

     1. They are the president and assistant secretary, respectively, of OGDEN SIGC GEOTHERMAL OPERATIONS, INC., a California corporation.

     2. Article one of the Articles of Incorporation of this corporation is amended to read as follows:

         First: The name of the Corporation is COVANTA SIGC GEOTHERMAL OPERATIONS, INC.


     3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
          Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:   March 12, 2001

                                           /s/ Paul Clements
                                           Paul Clements, President


                                           /s/ Patricia Collins
                                           Patricia Collins, Asst Secretary